Exhibit 99.4

January 12, 2011

Board of Directors

Panasonic Electric Works Co., Ltd.

1048, Oaza Kadoma, Kadoma City, Osaka

Members of the Board of Directors:

Reference is made to our opinion letter to you, dated December 21, 2010.

We hereby consent (1) the use of our opinion letter dated December 21, 2010 to the Board of Directors of Panasonic Electric Works Co., Ltd. (“PEW”), included as Appendix B to the prospectus which forms a part of the Registration Statement on Form F-4 relating to the proposed business combination between PEW and Panasonic Corporation (“Panasonic”), and (2) to references to our opinion letter in such Prospectus of Panasonic under the captions “The Share Exchange—Background to the Share Exchange”, “The Share Exchange—Determination of PEW’s Board of Directors” and “The Share Exchange—Opinion of PEW’s Financial Advisor”. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Daiwa Securities Capital Markets Co. Ltd.

/s/ Akio Takahashi
Akio Takahashi
Senior Executive Managing Director